Exhibit(a)(25)

                        SCUDDER INTERNATIONAL FUND, INC.
                             ARTICLES SUPPLEMENTARY

         Scudder International Fund, Inc., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has increased the aggregate number of shares of capital stock that the Corporation has the authority to issue by two hundred million (200,000,000) shares, from 2,247,923,888 shares to 2,447,923,888 shares.

         SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as a new class of shares of the "Scudder International Fund" series of the Corporation's capital stock, such one hundred million (100,000,000) shares being designated and classified as the "Investment Class" shares class of the Scudder International Fund.

         THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as a new class of shares of the "Scudder Greater Europe Growth Fund" series of the Corporation's capital stock, such one hundred million (100,000,000) shares being designated and classified as the "Institutional Class" shares class of the Scudder Greater Europe Growth Fund.

         FOURTH: Immediately before the increase effected by these Articles Supplementary, the Corporation had the authority to issue 2,247,923,888 shares of capital stock, with a par value of $.01 per share, of which:

         Five hundred twenty million five hundred ninety five thousand five hundred ninety-seven (520,595,597) shares of authorized capital stock were designated as the International Fund, of which two hundred million five hundred ninety five thousand five hundred ninety-seven (200,595,597) shares were designated as the Class S shares class of the International Fund, one hundred million (100,000,000) shares were designated as the Class AARP shares class of the International Fund, one hundred million (100,000,000) shares were designated as the Class A shares class of the International Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the International Fund, twenty million (20,000,000) shares were designated as the Class C shares class of the International Fund and fifty million (50,000,000) shares were designated as the Institutional Class shares class of the International Fund; three hundred twenty million (320,000,000) shares of authorized capital stock were designated as the Pacific Opportunities Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares class of Pacific Opportunities Fund, one hundred million (100,000,000) shares were designated as the AARP shares class of Pacific Opportunities Fund, fifty million (50,000,000) shares were designated as the Class A shares class of the Pacific Opportunities Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the Pacific Opportunities Fund and twenty million (20,000,000)
         shares were designated as the Class C shares class of the Pacific Opportunities Fund; three hundred forty million (340,000,000) shares of authorized capital stock were designated as the Latin America Fund, of which twenty million (20,000,000) shares were designated as the Class M shares class of the Latin America Fund, one hundred million (100,000,000) shares were designated as the Class S shares class of the Latin America Fund, one hundred million (100,000,000) shares were designated as the AARP shares class of the Latin America Fund, fifty million (50,000,000) shares were designated as the Class A shares class of the Latin America Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the Latin America Fund and twenty million (20,000,000) shares were designated as the Class C shares class of the Latin America Fund; three hundred twenty million (320,000,000) shares of authorized capital stock were designated as the Greater Europe Growth Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares class of the Greater Europe Growth Fund, one hundred million (100,000,000) shares were designated as the AARP shares class of Greater Europe Growth Fund, fifty million (50,000,000) shares were designated as the Class A shares class of the Greater Europe Growth Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the Greater Europe Growth Fund and twenty million (20,000,000) shares were designated as the Class C shares class of the Greater Europe Growth Fund; three hundred twenty million (320,000,000) shares of authorized capital stock were designated as the Emerging Markets Growth Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares of the Emerging Markets Growth Fund, one hundred million (100,000,000) shares were designated as the AARP shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares were designated as the Class A shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the Emerging Markets Growth Fund and twenty million (20,000,000) shares were designated as the Class C shares class of the Emerging Markets Growth Fund; and four hundred twenty-seven million three hundred twenty-eight thousand two hundred ninety-one (427,328,291) shares of capital stock which will not be designated or classified. The aggregate par value of all of such shares is $22,479,238.88.

         FIFTH: Immediately after the filing of these Articles Supplementary, the Corporation will have the authority to issue 2,447,923,888 shares of capital stock, $0.01 par value per share, of which:

                  six hundred twenty million five hundred ninety five thousand five hundred ninety-seven (620,595,597) shares of authorized capital stock being designated as the International Fund, of which two hundred million five hundred ninety five thousand five hundred ninety-seven (200,595,597) shares will be designated as the Class S shares class of the International Fund, one hundred million (100,000,000) shares will be designated as the Class AARP shares class of the International Fund, one hundred million (100,000,000) shares will be designated as the Class A shares class of the International Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the International Fund, twenty million (20,000,000) shares will be designated as the Class C shares class of the International Fund, fifty million (50,000,000) shares will be designated as the Institutional Class shares class of the International Fund and (100,000,000) shares will be designated as the Investment Class shares class of the International Fund; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the Pacific Opportunities Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares class of Pacific Opportunities Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of Pacific Opportunities, fifty million (50,000,000) shares will be designated as the Class A shares class of the Pacific Opportunities Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Pacific Opportunities Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Pacific Opportunities Fund; three hundred forty million (340,000,000) shares of authorized capital stock being designated as the Latin America Fund, of which twenty million (20,000,000) shares will be designated as the Class M shares class of the Latin America Fund, one hundred million (100,000,000) shares will be designated as the Class S shares class of the Latin America Fund, one hundred million
                  (100,000,000) shares will be designated as the AARP shares class of the Latin America Fund, fifty million (50,000,000) shares will be designated as the Class A shares class of the Latin America Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Latin America Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Latin America Fund; four hundred twenty million (420,000,000) shares of authorized capital stock being designated as the Greater Europe Growth Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares class of the Greater Europe Growth Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of Greater Europe Growth Fund, fifty million (50,000,000) shares will be designated as the

                  Class A shares class of the Greater Europe Growth Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Greater Europe Growth Fund, twenty million (20,000,000) shares will be designated as the Class C shares class of the Greater Europe Growth Fund and one hundred million (100,000,000) shares will be designated as the Institutional Class shares class of the Greater Europe Growth Fund; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the Emerging Markets Growth Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares of the Emerging Markets Growth Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares will be designated as the Class A shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Emerging Markets Growth Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Emerging Markets Growth Fund; and four hundred twenty-seven million three hundred twenty-eight thousand two hundred ninety-one (427,328,291) shares of capital stock which will not be designated or classified. The aggregate par value of all of such shares is $22,479,238.88.

         SIXTH: A description of the "Investment Class" shares class of the "Scudder International Fund" series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

         (1) Except as provided in the Charter of the Corporation and except as described in (2) and (3) below, the "Investment Class" shares class of the "Scudder International Fund" series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as the "Class S" shares class, the "Class AARP" shares class, the "Class A" shares class, the "Class B" shares class, the "Class C" shares class and the "Institutional Class" shares class of the "Scudder International Fund" series.

         (2) The "Investment Class" shares class of the "Scudder International Fund" series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from the sale loads, charges, expenses, fees or account size requirements of the "Class S" shares class, the "Class AARP" shares class, the "Class A" shares class, the "Class B" shares class, the "Class C" shares class and the "Institutional Class" shares class of the "Scudder International Fund" series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

         (3) The "Investment Class" shares class of the "Scudder International Fund" series shall be convertible into any other class of shares of the "Scudder International Fund" series on such terms and subject to such provisions as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

         SEVENTH: A description of the "Institutional Class" shares class of the "Greater Europe Growth Fund" series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

         (1) Except as provided in the Charter of the Corporation and except as described in (2) and (3) below, the "Institutional Class" shares class of the "Greater Europe Growth Fund" series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as the "Class S" shares class, the "Class AARP" shares class, the "Class A" shares class, the "Class B" shares class and the "Class C" shares class of the "Greater Europe Growth Fund" series.

         (2) The "Institutional Class" shares class of the "Greater Europe Growth Fund" series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from the sale loads, charges, expenses, fees or account size requirements of the "Class S" shares class, the "Class AARP" shares class, the "Class A" shares class, the "Class B" shares class and the "Class C" shares class of the "Greater Europe Growth Fund" series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

         (3) The "Institutional Class" shares class of the "Greater Europe Growth Fund" series shall be convertible into any other class of shares of the "Greater Europe Growth Fund" series on such terms and subject to such provisions as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

         EIGHTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of any series or class of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

         NINTH: The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

              [signatures begin on next page]

         IN WITNESS WHEREOF, Scudder International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this __th day of October, 2004; and its Vice President acknowledges that these Articles Supplementary are the act of Scudder International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.


ATTEST                               SCUDDER INTERNATIONAL FUND, INC.

/s/Caroline Pearson                  /s/John Millette
----------------------               ----------------------
Caroline Pearson                     John Millette
Assistant Secretary                  Vice President